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
ENTITY                             LEGAL STATUS
STATUS
---------------------------------- ----------------------------------------
-------
Coastal Federal Mortgage Company   a New Jersey corporation
active
Coastal Federal Mortgage Company   d/b/a CFM Mortgage Company: NY, SC
active
Coastal Federal Mortgage Company   d/b/a Freeway Funding: NY, PA, NC, FL
active
Finet Corporation                  a California corporation
dormant
Finet Corporation                  d/b/a Finet Mortgage
dormant
Finet Correspondent, Inc.          a California corporation
dormant
Finet Holdings Corporation <F1>    a Delaware Corporation
active
FWC Shell Company                  a California corporation
dormant
iQualify                           a California corporation
active
Mical Mortgage, Inc.               a California corporation
active
Monument Mortgage, Inc.            a California corporation
active
Monument Mortgage, Inc.            d/b/a Capital Mortgage, CA, NV
dormant
Monument Mortgage, Inc.            d/b/a Finet Direct
active
Monument Mortgage, Inc.            d/b/a Finet Mortgage: MA
active
Monument Mortgage, Inc.            d/b/a Interloan
active
Monument Mortgage, Inc.            d/b/a Monument Acceptance Corporation
active
Monument Mortgage, Inc.            d/b/a PAMN: WA
dormant
Monument Mortgage, Inc.            d/b/a Politzer Group
dormant
PreferenceAmerica Mortgage Network a California Corporation
dormant
PreferenceAmerica Mortgage Network d/b/a American Mortgage Benefits Network
dormant
Property Transaction Network       a California corporation
active

<F1>
FWC Shell Corporation, Inc., a wholly owned Finet subsidiary, has three wholly owned subsidiaries: RPM Mortgage, Inc., RPM Fremont, Inc. and RPM Affiliates, Inc, each a dormant California corporation.
<?FN>